SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 14, 2005

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On Jan. 14, 2005, the U.S. District Court for the district of Minnesota, ordered preliminary approval of settlement agreements relating to three lawsuits, including the following:

•                  The purported class action securities lawsuits that were brought in U.S. District Court for the District of Minnesota on behalf of persons who purchased Xcel Energy’s common stock and/or certain series of Senior Notes of its former subsidiary NRG Energy, Inc., between Jan. 31, 2001, and July 25, 2002;

•                  Actions brought on behalf of participants in Xcel Energy’s and its predecessor companies’ 401(k) and Employee Stock Ownership Plans, which alleged violations of the federal Employee Retirement Income Security Act of 1974 (ERISA) and which were based on the same general allegations underlying the securities litigation; and

•                  A shareholder derivative action, purportedly on behalf of Xcel Energy and against the directors and certain present and former officers, which cited essentially the same circumstances as the securities litigation and asserted breach of fiduciary duty.

Under terms of the settlements of the securities and ERISA claims, Xcel Energy’s insurance carriers have agreed to pay $70.5 million and Xcel Energy will pay $17.5 million.  Settlement of the derivative lawsuit involves Xcel Energy’s adoption of certain corporate governance measures and payment of plaintiff’s attorneys’ fees and expenses, of which Xcel Energy will pay $125,000.

The securities settlement is dependent upon successful completion of both other settlements, and all three are subject to various conditions, including final approval by the U.S. District Court following notice and hearing.  There are no guarantees that the conditions will be met, including that final court approval will be obtained.  The settlements include no admission of liability by Xcel Energy or any individual defendants.

See copies of the settlement agreements at Exhibit 10.01, 10.02 and 10.03.

Item 2.02. Results of Operations and Financial Condition

As a result of the three settlements, Xcel Energy will record a charge to earnings of approximately 3 cents per share in the fourth quarter of 2004.  Although the year-end accounting close has not been completed, 2004 earnings from continuing operations, including the impact of these settlements, are expected to be approximately $1.20 to $1.25 per share, as previously disclosed.  In addition, several tax audit cycles have been completed and the income statement impact is being finalized.  As a result, we expect to realize incremental tax benefits, which could cause earnings per share to potentially exceed the high end of the earnings guidance range.  See a copy of the related press release at Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.01	Securities Litigation Settlement Agreement as of Dec. 31, 2004 and approved Jan. 14, 2005.
10.02	ERISA Actions Settlement Agreement as of Dec. 31, 2004 and approved Jan. 14,

2005.
10.03	Shareholder Derivative Action Settlement Agreement as of Dec. 31, 2004 and approved Jan. 14, 2005.
99.01	Press Release dated Jan. 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ Gary R. Johnson
Gary R. Johnson
Vice President and General Counsel

January 20, 2005